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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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                                                                   State of                    Percent of Voting
Significant Subsidiaries                                         Incorporation                 Securities Owned
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
American Bankers Insurance Company of Florida                       Florida                     100%

American Bankers Life Assurance Company of
  Florida                                                           Florida                     100%

Bankers American Reinsurance Company                        Turks & Caicos Islands              100%

Caribbean American Life Assurance Company                         Puerto Rico                   100%

Voyager Group, Inc.                                                 Florida                     100%
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